Exhibit 99.1
Media Contact:
Julie Godfrey
Tel: 952-843-7707
For immediate release:	Email:

CORVU ENTERS INTO DEFINITIVE MERGER AGREEMENT
WITH ROCKET SOFTWARE, INC.

CorVu to be acquired for $0.40 per share of Common Stock

Minneapolis - Monday, March 5, 2007 - CorVu® Corporation (OTC BB: CRVU), an innovative provider of Business Intelligence and Performance Management software solutions, announced today that it has entered into a definitive agreement with Rocket Software, Inc. and a wholly-owned subsidiary of Rocket Software, Inc. under which CorVu will be acquired in an all cash merger transaction.

Under the terms of the merger agreement, the holders of CorVu common stock will receive $0.40 in cash for each share of CorVu common stock they hold. This price per share represents an approximate premium of 43% to CorVu’s closing share price on March 2, 2007. Each share of CorVu’s Series B Convertible Preferred Stock (“Preferred Stock”), which is not registered and therefore, not publicly traded, will convert into the right to receive an amount equal to the sum of $1.00 plus the amount obtained by dividing the per share merger consideration payable per share of Common Stock (i.e. $0.40) by 0.3 (carried out to five decimal places). A special committee of disinterested members of the CorVu board of directors unanimously approved the definitive merger agreement and, subject to their fiduciary responsibilities, will recommend in CorVu’s proxy statement that CorVu shareholders vote in favor of the transaction. The transaction requires the approval of the holders of the majority of CorVu’s Common Stock and of the Preferred Stock (on an as-converted basis) voting as one class and separately, the approval of the holders of the majority of the Preferred Stock. In addition, the transaction is subject to customary government approvals and the satisfaction of certain closing conditions. Based upon the time needed to satisfy these conditions, the transaction is expected to close within 60 to 90 days.

About CorVu Corporation

A pioneer in Balanced Scorecard software and reporting dashboards, CorVu has been a leader in automating business performance management practices for more than 10 years. CorVu’s innovative software uniquely combines performance metrics, initiatives, budgeting and planning, risk management, and reporting in a single application. The CorVu solutions are purpose-built applications that are easy to use, scalable, and rapidly deployable. For more information about CorVu, please visit www.corvu.com.

About Rocket Software, Inc.

Rocket Software is a global software development firm that builds Enterprise Infrastructure products for the world’s leading OEMs, networks and software companies. The company’s current lines of business complement and extend strategic OEM offerings in the areas of business intelligence, enterprise and mobile security, relational databases, mobile and wireless computing, and operational support systems (OSS). Rocket’s current OEM relationships and technology partners include IBM, EMC, HP, RSA Security, Microsoft, Nortel, and Motorola. Rocket Software is based in Newton, Massachusetts. For more information, visit www.rocketsoftware.com.

Important Additional Information Will be Filed with the SEC

In connection with the proposed merger, CorVu will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE DEFINITIVE AGREEMENT AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by CorVu at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for freem from CoprVu by directing such request to CorVu Corporation, 3400 West 66th Street, Suite 445, Edina, MN 55435, telephone: 952.943 7700.

Forward Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to our expectations as to the impact and closing of the proposed merger. We caution investors that these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. These factors include, without limitation, our ability to obtain in a timely manner the shareholder and regulatory approvals required for the proposed transaction, and the failure to complete completion the other conditions to the closing of the proposed transaction; unexpected costs or liabilities resulting from the proposed transaction; and the risk that the business of CorVu may suffer as a result of uncertainty surrounding the proposed transaction. We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events. Investors are advised to consult any further disclosures we make on this subject in our filings with the Securities and Exchange Commission, especially on Forms 10-KSB, 10-QSB and 8-K, in which we discuss in more detail various important factors that could cause actual results to differ from expected or historical results.

PARTICIPANTS IN THE SOLICITATION

CorVu and its executive officers and directors and Rocket Software, Inc. may be deemed, under SEC rules, to be participants in the solicitation of proxies from CorVu shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of CorVu is included in its definitive proxy statement for its annual shareholders’ meeting on December 7, 2006, filed with the SEC on October 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.